UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Energy East Corporation
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July 2007 Iberdrola: A solid partner

Important Additional Information The following presentation has been prepared exclusively by IBERDROLA. ENERGY EAST CORPORATION has not confirmed the accuracy of the information presented in the presentation, and accepts no responsibility for the accuracy or completeness of such information. This presentation is being provided by Energy East solely to assist regulatory agencies in their review of IBERDROLA’s proposed acquisition of Energy East and this presentation is not to be used by investors or Energy East shareholders for investment purposes. IBERDROLA maintains an English-language website at: http://www.iberdrola.es/wcorp/corporativa/iberdrola?cambioIdioma=ESINICIO&codCache=11846252572068452. In connection with the proposed transaction, Energy East will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Energy East are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Energy East in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Energy East at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Energy East by directing such request to Energy East, 52 Farm View Drive, New Gloucester, ME 04260, Attention Marc Siwak. Energy East, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Energy East shareholders in connection with the proposed transaction. Information about the interests of Energy East's participants in the solicitation is set forth in Energy East’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Iberdrola is a leading global utility Total installed capacity (MW) Points of supply (million) Distributed electricity (GWh) 168,448 39,086 21.9 Note: (1) Pro forma financials based on Iberdrola results for 12m ended Dec 31, 2006 and ScottishPower results for 12m ended 30 Sept 2006. Excludes synergies (2) Production for 12 months ended Mar 31, 2007 (3) Capex based on Iberdrola results for 12 months ended Dec 31, 2006 and ScottishPower results for 12 months ended Sept 30, 2006; rating: S&P (4) Exchange rate of 1 EUR = 1.35 US$ (5) As of June 8, 2007 Key financials (USD million) 1, 4 Key operating data as of Mar 31, 2007 EBITDA EBIT Net profit Revenue 27,313 7,885 5,199 2,658 Enterprise Value 104 Market equity value5 68 Market value (USD billion)4 Production2 (GWh) 124,670 Rating A- Capex 5,774 Other key financials (USD million) 3, 4

Projects in over 40 countries Global engineering company 21.9 million electricity points of supply Top ranked distribution & supply business 6,562 MW in operation and pipeline of 37,675 MW TIER I in Combined Cycle Gas Turbine power plants 3,344 MW World leadership in wind and mini-hydro 9,712 MW 100 years experience in hydro 11,635 MW Best practices in nuclear Ignacio Galán selected as best European utility executive for five consecutive years Highly awarded management More than 100 years of experience as a vertically integrated utility Operational expertise Solid position with “A” level rating in a period of heavy investment Balance Sheet strength Market equity value ~$68bn Solid financials Distribution & Operations Generation & Renewables Financial & Management Iberdrola is a leading global utility

Iberdrola has substantial scale and a solid rating relative to US utilities Market Equity Value (US$ M) (1) Market data as of June 8, 2007 A- BBB A- BB- BBB A- A- BBB A- A BBB BBB- Credit Rating 68 48 42 31 29 26 24 23 21 21 12 7 Iberdrola Exelon National Grid TXU Dominion Southern FPL Duke Entergy PSEG ConEd KeySpan

Iberdrola is one of the largest global distribution companies Spain 10.0 UK 3.4 Guatemala 0.7 Bolivia 0.3 Total Brazil 7.5 21.9 21.9 million points of supply served and 168,448 GWh distributed Countries Points of supply (million) 99,520 39,500 3,826 1,354 24,248 168,448 Distributed energy (GWh)

Almost $ 4 billion from 2005 to 2007 $ 1.1 bn $ 1.4 bn $ 1.4 bn Iberdrola continues to make significant investments in all of its T&D companies 2005 2006 2007e Spain UK Brazil - Bolivia Guatemala

1) Iberdrola’s Installed Capacity Equivalent Interruption Time Iberdrola’s continuous improvement in quality of service Average system interruption1 (Hours/year) 2.49 1.96 -20% 2000 2006 Iberdrola is recognized for the quality of its service

Iberdrola’s electricity distribution interruption metrics in Spain and the UK 2004 2.17 Iberdrola (Spain) 2.33 Key metrics SP UK (SP distribution region) SP UK (SP Manweb distribution region) Customer Average Interruption Duration Index (CAIDI) System Average Interruption Duration Index (SAIDI) System Average Interruption Frequency Index (SAIFI) 2005 2.04 2.31 2006 2.49 2.77 0.93 0.89 0.90 2004 1.22 0.64 2005 1.11 0.58 2006 1.30 0.65 1.90 1.93 1.99 2004 1.02 0.45 2005 0.96 0.43 2006 1.05 0.46 2.29 2.24 2.26

Iberdrola enhances its T&D standards Repowering and downsizing substations to improve reliability and reduce maintenance needs as well as environmental and visual impact Upgrade of vital substations Alternative generation options Distributed or alternative generation options for industrial and commercial customers: Support the Ministry of Industry initiatives for the development of distributed energy Facilitate points of supply Streamline the opening of the production facilities and their output to the network Network renewal to reduce failure rates Repowering lines to use their own existing rights of way in order to avoid new impacts from additional infrastructures construction Continuous improvement of UK operations: Program for network automation, mobile information technology, satellite navigation, network control center at Kirkintilloch, and innovative design and smart procurement T & D network improvements Main tools are: Network Plan 2007-2011, with important investments in network renovation and automation Network maintenance improvement through system and equipment information collection Quality of supply

Increase in voltage, in order to increase capacity of the network Distribution Loss Reduction Plan initiatives Continuous reduction of losses in the distribution network Installation and operation of capacitor banks that will reduce the requirements for the generation and transmission of reactive energy via the networks Reduction of number of transformations levels to medium voltage to reduce transformation electrical losses Incorporation into standardized facilities of the low-loss transformers recently developed by manufacturers Reduction in the range of standard wire types, and the standardization of the development of cylindrical conductors with a larger cross-section and less loss Iberdrola is investing in making its T&D system in Spain more efficient

Iberdrola has introduced initiatives to promote demand response and conservation Distribution to domestic customers of Guides for Efficient Energy Use Reduce domestic electricity consumption on peak hours, shifting it to “valley” hours Domestic sector Demand Management Program measures Energy audits Implementation of measures derived from the audit reports Industry/ commercial sector A B

Iberdrola has seen good results from demand response and conservation in Spain Energy Audits Support to industrial customers and government entities, through energy audits to help them to achieve a better energy Energy consumption savings due to the implementation of possible improvements identified Distribution of Guides for the Efficient Energy Use to more than 1.5 million customers Promotion of energy efficient and electronically regulated air conditioning and heating devices Advice on energy conservation and efficiency, printed on the back of the bill and forwarded to more than 9 million customers Guides Distribution 770 new heat installations in 2006 associated to night-time tariff contracts with an average consumption of 7,000 kWh per installation per year Shifting to ”valley hours” of most part of their aggregate demand (5.5 GWh per year) Domestic customers load management A B

# Iberdrola has seen good results from its activities in the UK

IBERDROLA

| | |
|---|---|
| Sales and marketing | • 1st for on-line services[1]<br>• Proven and flexible sales resource<br>• Product innovation and speed to market<br>• Highest customer Direct Debit penetration in industry |
| Operations | • 1st for metering and billing services[1]<br>• Top UK performer in bill quality<br>• Lowest cost-to-serve in industry[2]<br>• Award winning Six Sigma and Operational Excellence program[4] |
| Customer services | • 2nd overall for customer satisfaction[1]<br>• 73% reduction in year on year complaint levels[3]<br>• 75% first contact resolution<br>• World class telephony and support system |
| Customer collections | • 13% working capital reduction over 2 years<br>• Lower quartile bad debt write off levels<br>• Leading debt management systems |

**Continuous operational improvement**

Source: (1) Uswitch survey (2) Datamonitor (3) Energywatch, March 2007 (4) 2007 European Six Sigma Awards

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Iberdrola’s global engineering company focuses on T&D Experience Iberdrola’s engineering business profile Other businesses Telecoms Transmission and distribution Control and protection systems Leading expertise in sitting and building high voltage lines 890 substations developed 14,000 km of optic fiber cable installed in high voltage networks Installed in 220 high and medium voltage substations Automation of Iberdrola’s control centers (>8,000 MW) Energy businesses Power plants Over 36,000 MW developed (nuclear, hydro, gas-fired and renewable energies) Providing integrated solutions for all areas of the energy business >1,000 highly qualified professionals Revenues (2006) of USD 698 MM; Gross margin of USD 265 MM Presence in more than 40 countries Strong track-record in T&D, traditional generation and renewable energies Exchange rate of 1 EUR = 1.35 USD

Why Iberdrola is the right partner Security of energy supply Need for new generation Improving efficiency standards Investing in renewable energies Other clean generation sources and energy efficient appliances Supporting local energy independence Addressing climate change Experienced in meeting energy needs in the communities we serve Iberdrola experience

Iberdrola operates in countries that have faced significant energy needs Country needs (2002-2006) Mexico 10,300 MW of Gas combined cycle 1) 60% of Spanish Energy Plan approved in September 2002 for 2002-2011 period Spain Country needs1 (2002-2006) Lack of generation capacity to meet demand growth Security of supply concerns Need for efficient generation technologies 9,000 MW of Gas combined cycle 8,400 MW of Renewable energies Environmental issues

17,400 MW Gas combined cycle 9,000 MW (2002-2006) Iberdrola: leading the investment in new energy with over 50% of new built clean generation capacity Renewables 8,400 MW (2002-2006) Gas combined cycle 10,300 MW 4,434 MW 4,800 MW 5,000 MW Iberdrola’s contribution (2002-2006) Country needs Iberdrola’s contribution (2002-2006) Country needs 9,234 MW 10,300 MW 5,000 MW Mexico Spain 53% 50% and Iberdrola met these needs with significant investments

Iberdrola has helped many countries to reach their renewable energy targets Iberdrola is the worldwide leader in wind energy with significant pipeline that ensures future investments 19,231 5,996 6,166 5,382 Pipeline + Spain U.K. Rest of Europe1 USA 400 Latam 500 Rest of world 1) Includes mini-hydro & other renewable energy technologies 6,562 MW of installed capacity 37,675 MW of pipeline1

Iberdrola has developed a leading position in renewable energies in only five years Installed capacity (MW) Global presence Dec 2006 Dec 2002 Mar 2007 1,414 4,434 Dec 2003 2,257 Dec 2004 3,200 Dec 2005 3,810 6,562 4,163 Mar 2007 Brazil 49 MW USA 1,692 MW Portugal 50 MW Germany 34 MW Poland 41 MW France 49 MW Greece 210 MW UK 344 MW Spain 4,092 MW

81% of Iberdrola’s capacity worldwide with no or low emissions Iberdrola is fully committed to low emission technologies Installed capacity Q1 2007 (MW) 8% 31% 19% 25% Coal & Fuel-oil Nuclear Gas Hydro Wind + Mini-hydro 17% Low emissions Emissions 31% % of total Other 19% No emissions 50%

# Iberdrola is taking initiatives to combat climate change

IBERDROLA

| | |
|---|---|
| Emission rights trading | • Weekly position adjustment (each Thursday)<br>• Short term strategy |
| Flue gas desulphurization | • Two 360 MW power plants: Lada and Velilla (total 720 MW)<br>• 160 million USD investment |
| Carbon funds | • Long-term strategy<br>• Get enough credits to cover the excess annual emissions<br>• In 2006 Iberdrola's emissions were below the allocated amount |
| Own CDM projects | • Take advantage of investments in those countries |

| | Project | Emissions reduction |
|---|---|---|
| Mexico | La Ventosa wind farm | 127,515 t $CO_2$/year |
| Guatemala | Río Las Vacas hydro plant | 90,363 t $CO_2$/year |
| Brazil | Rio do Fogo wind farm | 15,094 t $CO_2$/year |

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Adherence to the UN Global Compact Global Roundtable on Climate Change Inclusion in the Dow Jones Sustainability Index Global Reporting Initiative UNIPEDE Statement of Environmental Policy Founding member of Sustainibility Excellence Club Foundation ENERGÍA SIN FRONTERAS Foundation EMPRESA Y SOCIEDAD Corporate Reputation Forum AENOR Iberdrola affiliates with leaders in the movement to combat climate change

# Iberdrola has become a global company

IBERDROLA

## Permanent commitment to global investments with local management



| Country | Portugal | Brazil | Mexico | Greece | U.K. |
|---|---|---|---|---|---|
| Initial investment | 1997 | 1997 | 1999 | 2004 | 2005 |
| Head | Joaquim Pina Moura | Marcelo Correa | Gonzalo Pérez | Christos Rokas | José Luis del Valle* |
| Existing business 2007 | •Stake in EDP<br>•Stake in GALP<br>•Renewables<br>•Supply<br>•CCGT projects | •Distribution<br>•Generation<br>•Renewables | •Generation<br>•Renewables | •Renewables<br>•Analyzing projects in generation and distribution | •Generation<br>•Transmission & Distribution<br>•Supply (gas and electric)<br>• Renewables |

* Only Spanish executive in the ScottishPower group (9,000 employees)

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